INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT is made as of July 31, 2013 (this “IP Security Agreement”), by IM BRANDS, LLC, a New York limited liability company (“Grantor”), in favor of Bank Hapoalim B.M. (“Bank”).

RECITALS

WHEREAS, the Grantor will enter into credit facilities with the Bank, evidenced by the various loan documents (each, as amended and in effect from time to time, a “Loan Document” and together, as amended and in effect from time to time, the “Loan Documents”), including an additional separate and distinct credit facility with the Bank dated as of this date (as may be amended and in effect from time to time, the “Credit Agreements”, which Credit Agreements shall constitute Loan Documents) with the Bank pursuant to which the Bank, subject to the terms and conditions contained therein, is to make loans or otherwise to extend credit to the Grantor; and

WHEREAS, it is a condition precedent to the Bank’s making credit available to the Grantor under the Credit Agreements and to make any loans or otherwise extend credit to the Grantor under the Loan Documents, that the Grantor execute and deliver to the Bank an intellectual property security agreement in substantially the form hereof; and

WHEREAS, the Grantor wishes to grant a security interest in favor of the Bank as herein provided.

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees with Bank, as follows:

1.          DEFINED TERMS. When used in this IP Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

1.1           “Collateral” shall have the meaning assigned to such term in Section 2 of this IP Security Agreement.

1.2           “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

1.3            “Copyright License” means any written agreement in which Grantor now holds or hereafter acquires any right, title or interest, which agreement grants any right in or to any Copyright or Copyright registration (whether Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Grantor has obtained the exclusive right to use a copyright owned by a third party, a sublicense to use a copyright, a distribution agreement regarding copyrighted works and the right to prepare for sale, sell or advertise for sale, all of the inventory now or hereafter owned by Grantor and now or hereafter covered by such license agreements.

1.4           “Copyrights” means all of the following in which Grantor now holds or hereafter acquires any right, title or interest: (a) all copyrights, whether registered or unregistered, held or existing pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions of any copyright; (d) any registrations to be issued in any pending applications; (e) any prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) any original embodiments of a work that are necessary for the manufacture or production of a copyrighted work including, without limitation, molds, master tapes, master film reels, master CDs, master DVDs, master disks or other master magnetic or electronic media; (g) any income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (h) any rights to sue for past, present and future infringements of any copyright; and (i) any other rights corresponding to any of the foregoing rights throughout the world.

1.5           “Event of Default” means an event or circumstance defined as an “Event of Default” in any Loan Document, which entitles the Bank to accelerate the payment of the Secured Obligations.

1.6           “Excluded Swap Obligation” means, with respect to the Grantor, any Swap Obligation if, and to the extent that, all or a portion of the grant by such Grantor of a security interest to secure such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Grantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the grant of such security interest becomes effective with respect to such Swap Obligation (or guaranty thereof). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such security interest is or becomes illegal.

1.7          “Letter Agreement” means the line letter agreement, dated as of the date hereof and as may be amended, restated, supplemented or otherwise modified from time to time, between the Grantor and the Bank.

1.8           “License” means any Copyright License, Patent License, Trademark License or other license of trade secrets now held or hereafter acquired by Grantor.

1.9           “Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

2

1.10         “Litigation” means any suits, actions, proceedings (administrative, judicial or in arbitration, mediation or alternative dispute resolution), claims or counterclaims for infringement, misappropriation, or other violation of any of the Copyrights, Patents, Trademarks and/or Licenses.

1.11         “Patent License” means any written agreement in which Grantor now holds or hereafter acquires any right, title or interest, which agreement grants any right with respect to any Patent (whether Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Grantor has obtained the exclusive right to use a patent owned by a third party, a sublicense to use a patent, a distribution agreement regarding one or more patented products or processes and the right to prepare for sale, sell or advertise for sale, all of the inventory now or hereafter owned by Grantor and now or hereafter covered by such license agreements.

1.12         “Patents” means all of the following in which Grantor now holds or hereafter acquires any right, title or interest: (a) all United States or foreign patents (including, without limitation, utility, design and plant patents), all registrations and recordings thereof and all applications for United States or foreign patents, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations in part or extensions of any patent; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) all means of manufacturing patented products, including, without limitation, trade secrets, formulas, customer lists, manufacturing processes, mask works, molds and prototypes, (f) any income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (g) any rights to sue for past, present and future infringements of any patent.

1.13         “Secured Obligations” means all of the indebtedness, obligations and liabilities of the Grantor to the Bank, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of any of the Loan Documents, any promissory notes or other instruments or agreements executed and delivered pursuant thereto or in connection therewith, or pursuant to this IP Security Agreement, provided that Secured Obligations shall in no event include Excluded Swap Obligations.

1.14         “Swap Obligation” means, with respect to the Grantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

1.15         “Trademark License” means any written agreement in which Grantor now holds or hereafter acquires any right, title or interest, which agreement grants any license right in and to any Trademark (whether Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Grantor has obtained the exclusive right to use a trademark owned by a third party, a sublicense to use a trademark, a distribution agreement relating to goods or services covered by one or more trademarks and the right to prepare for sale, sell or advertise for sale, all of the inventory now or hereafter owned by Grantor and now or hereafter covered by such license agreements.

3

1.16         “Trademarks” means any of the following in which Grantor now holds or hereafter acquires any right, title or interest: (a) any United States or foreign trademarks, trade names, corporate names, company names, business names, trade styles, trade dress, service marks, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the “Marks”); (b) any reissues, extensions or renewals of any Marks, (c) the goodwill of the business symbolized by or associated with the Marks, (d) all domain names, (e) all means of manufacturing goods or offering services covered by the Marks, including, without limitation, trade secrets, formulas, recipes, customer lists, manufacturing processes, molds, designs, plans and prototypes, (f) any income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, payments under all licenses entered into in connection with the Marks and damages, claims, payments and recoveries for past, present or future infringement and (g) any rights to sue for past, present and future infringements of the Marks.

1.17         “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Bank’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

1.18         In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC: “accounts,” “account debtor,” “deposit account,” “general intangibles,” and “proceeds”. Each of the foregoing defined terms shall include all of such items now owned or existing, or hereafter arising or acquired by Grantor.

1.19         All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Loan Documents.

2.          GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Bank to enter into the Credit Agreements, Grantor hereby grants to Bank a security interest in all of Grantor’s right, title and interest, if any, in, to and under the following, whether now owned or existing or hereafter arising or acquired and wheresoever located (collectively, the “Collateral”):

2.1           All Copyrights, Patents and Trademarks including, without limitation, the Copyrights, Patents and Trademarks listed in Schedule A, all Licenses including, without limitation, the Licenses listed in Schedule B, and any presently pending Litigation including, without limitation, the Litigation listed in Schedule C;

4

2.2           All accounts, contract rights and general intangibles arising under or relating to each and every License (including, without limitation, (A) all moneys due and to become due under any License, (B) any damages arising out of or for breach or default in respect of any such License, (C) all other amounts from time to time paid or payable under or in connection with any such License, and (D) the right of Grantor to terminate any such License or to perform and to exercise all remedies thereunder); and

2.3           To the extent not otherwise included, all proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include (i) any intent-to-use application for a Trademark to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use application under United States federal law and (ii) any contractual obligation entered into by Grantor that prohibits or requires the consent of any Person other than Grantor and its affiliates which has not been obtained as a condition to the creation by Grantor of a lien on any right, title or interest in such contractual obligation, but only to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC; provided, however, any proceeds, products, substitutions or replacements of such items shall constitute Collateral.

3.          RIGHTS OF SECURED PARTY; COLLECTION OF ACCOUNTS.

3.1           Notwithstanding anything contained in this IP Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Licenses to observe and perform in all material respects all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such License. Bank shall not have any obligation or liability under any License by reason of or arising out of this IP Security Agreement or the granting to Bank of a Lien therein or the receipt by Bank of any payment relating to any License pursuant hereto, nor shall Bank be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. Grantor agrees that any rights granted under this IP Security Agreement to Bank with respect to all of the Collateral shall be worldwide and without any liability for royalties or other related charges from Bank to Grantor.

5

3.2           Bank authorizes Grantor to, at any time no Event of Default exists, collect its accounts related to the sale, license, settlement, judgment or other disposition of, or otherwise arising from, any of the Collateral, provided that such collection is performed in a commercially reasonable manner, and Bank may, upon the occurrence and during the continuation of any Event of Default and with prior written notice to Grantor, limit or terminate said authority at any time. Upon the occurrence and during the continuation of any Event of Default (beyond any applicable cure period), at the request of Bank, Grantor shall deliver all original and other documents evidencing and relating to such accounts, including, without limitation, all original orders, invoices and shipping receipts.

3.3           Bank may at any time, upon the occurrence and during the continuation of any Event of Default, without prior written notice to Grantor of its intention to do so, notify any account debtors of Grantor or any parties to the Licenses of Grantor that the accounts and the right, title and interest of Grantor in and under such Licenses have been assigned to Bank and that payments shall be made directly to Bank. Upon the request of Bank at any time after the occurrence and during the continuation of an Event of Default, Grantor shall so notify such account debtors and parties to such Licenses. Upon the occurrence and during the continuation of any Event of Default, Bank may, in its name or in the name of others, communicate with such account debtors and parties to such Licenses to verify with such parties, to Bank’s reasonable satisfaction, the existence, amount and terms of any such accounts or Licenses.

4.          REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants to Bank that:

4.1           Except for the Liens disclosed on Schedule 4.1 and the security interest granted to Bank under this IP Security Agreement, Grantor is the legal and equitable owner of all right, title and interest in and to each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens, and will continue to be the legal and equitable owner of all right, title and interest in and to each item of the Collateral, so long as the Copyrights, Patents, Trademarks and Licenses shall continue in force, except to the extent that dispositions are permitted pursuant to the Letter Agreement.

4.2           Except for this IP Security Agreement and for the Liens disclosed on Schedule 4.1, (i) no effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, and (ii) Grantor has made no previous assignment, transfer or agreements in conflict herewith or constituting a present or future assignment, transfer or encumbrance on any of the Collateral.

4.3           This IP Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights. Upon the filing of appropriate financing statements and the filing of a copy of this IP Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office, Bank will have a fully perfected security interest in all of the Collateral in which a security interest can be perfected by the filing of financing statements and the filing of a copy of this IP Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office.

6

4.4           Except as set forth on Schedule 4.1, so long as any Secured Obligation remains outstanding, Grantor will not execute, and there will not be on file in any public office, any effective financing statement or other document or instrument covering the Collateral.

4.5          On the date hereof, Grantor’s chief executive office, principal place of business and the place where Grantor maintains its records concerning the Collateral are located at the address set forth on the signature page hereof on the date hereof, and Grantor’s name, type of organization, jurisdiction of organization, and organizational identification number set forth on the signature page hereof on the date hereof are all true and correct.

4.6           Grantor has the full right and power to grant the security interest in the Collateral made hereby.

4.7           All information furnished to Bank concerning the Collateral and proceeds thereof, for the purpose of inducing Bank to enter into the Credit Agreements and the transactions contemplated thereby, is or will be at the time the information is furnished, accurate and correct in all material respects.

4.8           To the best of Grantor’s knowledge and belief following diligent inquiry, except as set forth on Schedule 4.8, no infringement, breach or unauthorized use presently is being made of any of the Collateral which has or may reasonably be expected to have, alone or in the aggregate, a material adverse effect on the value or enforceability of, or any rights of Grantor or Bank in, any Collateral. Grantor has advised Bank of the existence of all contractual restrictions on the use of the Collateral, including, without limitation, those set forth on Schedule 4.8 hereto.

4.9           Except as set forth on Schedule 4.8, to the best of Grantor’s knowledge and belief following diligent inquiry, (i) there are no obligations to, covenants to or restrictions (other than those disclosed pursuant to Section 4.8) from third parties affecting Grantor’s use, disclosure, enforcement, transfer or licensing of the Collateral (other than this IP Security Agreement); (ii) Grantor has taken all actions necessary to maintain and protect all Collateral and no loss of such Collateral is pending, reasonably foreseeable or threatened; (iii) there has been no claim made or threatened by or against Grantor asserting the invalidity, misuse or unenforceability of any item of Collateral or challenging Grantor’s right to use or ownership of any item of Collateral, and there are no grounds for any such claim or challenge; (iv) there is not and has not been any actual or threatened infringement, misappropriation, breach or other violation of any Collateral, and there are no facts raising a likelihood of infringement, misappropriation, breach or other violation; (v) the consummation of the transactions contemplated by (A) this IP Security Agreement and (B) the Credit Agreements will not alter, impair or extinguish any rights of Grantor in the Collateral; (vi) Grantor has not infringed, misappropriated or otherwise violated, and Grantor does not infringe, misappropriate, or otherwise violate, any intellectual property or proprietary right of any other person or entity; and (vii) there has been no claim made or, to Grantor’s knowledge, threatened against Grantor alleging infringement, misappropriation or other violation of intellectual property.

7

5.          COVENANTS. Grantor covenants and agrees with Bank that from and after the date of this IP Security Agreement and until the Secured Obligations have been performed and paid in full:

5.1           Disposition of Collateral. Grantor shall not sell, lease, assign, transfer or otherwise dispose of any of the Collateral, or contract to do so, except as permitted by the Letter Agreement.

5.2           Relocation of Business or Collateral. Grantor shall not relocate its chief executive office, principal place of business or its records from such address(es) provided to Bank pursuant to Section 4.5 above without prior written notice to Bank.

5.3           Limitation on Liens on Collateral. Except as disclosed on Schedules 4.1 and 4.8, Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral.

5.4           Maintenance of Records. Grantor shall keep and maintain at its own cost and expense records of the Collateral that are complete in all material respects.

5.5           Registration and Maintenance of Intellectual Property Rights. Except as would not have a materially adverse effect on the value or enforceability of, or any rights of Grantor or Bank in, any Collateral, Grantor shall (i) use commercially reasonable efforts to prosecute any Patent, Trademark or Copyright pending as of the date hereof or thereafter, (ii) promptly make applications for, register or cause to be registered (to the extent not already registered and consistent with good faith business judgment) any Copyright, Copyright License, any Patent, Patent License, any Trademark or Trademark License, which is (a) set forth in Schedule A or Schedule B or (b) is individually or in the aggregate, material to the conduct of Grantor’s business, with the United States Copyright Office or Patent and Trademark Office, as applicable, including, without limitation, in all such cases the filing and payment of maintenance, registration and/or renewal fees, the filing of applications for renewal, affidavits of use, affidavits of noncontestability, the filing and diligent prosecution of opposition, interference and cancellation proceedings, and promptly responding to all United States Copyright Office or Patent and Trademark Office requests and inquiries. Except as would not have a material adverse effect on the value or enforceability of, or any rights of Grantor or Bank in, any Collateral, Grantor also agrees to take commercially reasonable steps to preserve and maintain all rights in the Collateral. Any expenses incurred in connection with prosecution, registration and maintenance shall be borne by Grantor. Grantor further agrees to retain experienced patent, trademark and copyright attorneys for the filing and prosecution of all such applications and other proceedings when and if applicable. Except as would not have a material adverse effect on the value or enforceability of, or any rights of Grantor or Bank in, any Collateral, no Grantor shall, without Bank’s prior written consent, abandon any rights in or fail to pay any maintenance or renewal fee for any Patent, Trademark or Copyright listed in Schedule A or breach, terminate, fail to renew or extend, or fail to perform any duties or obligations for any License listed in Schedule B. Grantor further agrees that it will not take any action, or permit any action to be taken by any person or entity to the extent that such person or entity is subject to its control, including licensees, or fail to take any action, which would affect the validity, priority, perfection or enforcement of the rights granted to Bank under this IP Security Agreement, and any such action if it shall take place shall be null and void and of no effect whatsoever. If Grantor fails to comply with any of the foregoing provisions of this Section 5.5, Bank shall have the right (but shall not be obligated) to do so on behalf of Grantor to the extent permitted by law, but at Grantor’s expense, and Grantor hereby agrees to reimburse Bank in full for all reasonable documented expenses, including the reasonable fees and disbursements of counsel incurred by Bank in procuring, protecting, defending and maintaining the Collateral. In the event that Grantor shall fail to pay when due any fees required to be paid by it hereunder, or shall fail to comply with any other duty under this IP Security Agreement, Bank may, but shall not be required to, pay, satisfy, discharge or bond the same for the account of Grantor, and all monies so paid out shall be Secured Obligations of Grantor repayable on demand, together with interest at the rate in effect pursuant to the Credit Agreements at such time.

8

5.6           Notification Regarding Changes in Intellectual Property. Grantor shall, not less frequently than on a quarterly basis as provided below, advise Bank of any right, title or interest of Grantor obtained after the date hereof in or to any Copyright, Patent, Trademark or License not specified on Schedule A or Schedule B hereto, the provisions of Section 2 above shall automatically apply thereto, and Grantor hereby authorizes and appoints Bank as Grantor’s attorney-in-fact solely to the extent necessary to modify or amend such Schedule, as necessary, to reflect any addition or deletion to such ownership rights, and pursuant to Schedule D, to make any additional filings. In addition to any requirements in this IP Security Agreement for notification, Grantor shall also provide Bank with quarterly reports within sixty (60) days of the end of each of the first three (3) calendar quarters and within ninety (90) days of the end of the fourth calendar quarter that identify the status of any new Copyrights, Patents, Trademarks and/or Licenses, any newly filed applications, the status of any pending applications, the status of Litigation and licensing, any threats of Litigation, the identification of any known or suspected infringers and the discovery of any prior art or any other information that may affect the validity or enforceability of the Collateral.

5.7           Defense of Intellectual Property. Grantor shall (i) protect, defend and maintain the validity and enforceability of all current and future Copyrights, Patents and Trademarks, (ii) use its commercially reasonable efforts to detect infringements of such Copyrights, Patents and Trademarks and promptly advise Bank in writing of infringements detected and (iii) not allow any Copyrights, Patents or Trademarks to be abandoned, forfeited or dedicated to the public.

5.8           Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of Bank, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Bank may reasonably deem necessary or desirable to obtain the full benefits of this IP Security Agreement, including, without limitation, facilitating the filing of UCC-1 Financing Statements in all applicable jurisdictions and this IP Security Agreement (and any amendment hereto) or any other document that Bank may reasonably deem necessary, including, without limitation, any filing described in Schedule D or any other collateral assignment, (and any amendments thereto) with the United States Copyright Office, Patent and Trademark Office and/or, to the extent commercially reasonable, the state or foreign equivalents of these offices, as applicable.

9

5.9           Right of Inspection and Audit. Subject to the limitations set forth in Section 4(s) of the Letter Agreement, upon reasonable notice to Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), Bank shall at all times have full and free access during normal business hours (or during an Event of Default at any time) to all the books, records, correspondence, office, facilities and operations of Grantor, including, without limitation, Grantor’s quality control processes, and Bank or any agents or representatives of Bank may examine the same, take extracts therefrom and make photocopies thereof, and Grantor agrees to render to Bank, at Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto, provided, however, that (unless an Event of Default has occurred and is continuing) (a) Grantor shall have the right to be present during Bank’s examination and (b) such examination shall not unreasonably interfere with the conduct of Grantor’s business.

5.10         Continuous Perfection. Grantor shall not change its name, identity, corporate structure, jurisdiction of organization or corporation identification number in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-506 of the UCC (or any other then applicable provision of the UCC) unless Grantor gives Bank thirty (30) days prior written notice thereof and takes all action necessary or reasonably requested by Bank to amend such financing statement or continuation statement so that it is not seriously misleading.

5.11         Power of Attorney. Grantor hereby irrevocably appoints Bank (and any of Bank’s designated officers or employees) as Grantor’s true and lawful attorney to in accordance with the terms hereof: (a) send requests for verification of accounts and Licenses or notify account debtors or licensees of Bank’s security interest in the accounts and Licenses; (b) endorse Grantor’s name on any checks or other forms of payment or security that may come into Bank’s possession in connection with the Collateral; (c) sign Grantor’s name on any invoice or bill of lading relating to any account, drafts against account debtors, schedules and assignments of accounts and Licenses, verifications of accounts and Licenses, and notices to account debtors and licensees, (d) make, settle and adjust all claims under and decisions with respect to Grantor’s policies of insurance relating to the Collateral; (e) settle and adjust disputes and claims respecting the accounts and Licenses directly with account debtors and licensees, for amounts and upon terms which Bank determines to be reasonable; (f) modify, in its sole discretion, any intellectual property security agreement entered into between Grantor and Bank without first obtaining Grantor’s approval of or signature to such modification by amending reference to any right, title or interest in any Copyright, Patent, Trademark or License, acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyright, Patent, Trademark or License, in which Grantor no longer has or claims any right, title or interest; (g) endorse Grantor’s name on all applications, documents, papers and instruments necessary or desirable for Bank in the use of the Collateral, (h) take any other actions with respect to the Collateral as Bank deems in the best interest of Bank (consistent with any enforceable restrictions in Licenses to Grantor); (i) grant or issue any exclusive or non-exclusive license under the Collateral to anyone (consistent with any enforceable restrictions in Licenses to Grantor) or (j) assign, pledge, convey or transfer title in or dispose of the Collateral to anyone, including Bank or a third party to the extent permitted under the UCC, free and clear of any encumbrance upon title thereof (other than any encumbrance created by this IP Security Agreement and consistent with any enforceable restrictions in Licenses to Grantor). Grantor hereby irrevocably appoints Bank (and any of Bank’s designated officers or employees) as Grantor’s true and lawful attorney to and in accordance with the terms hereof: (x) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Grantor where permitted by law; and (y) with respect to the Trademarks, file a copy of this IP Security Agreement with the U.S. Patent and Trademark Office. The appointment of Bank as Grantor’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated. Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue of this IP Security Agreement. Notwithstanding the foregoing, Bank agrees not to exercise its rights under the foregoing powers (other than as respects clauses (x) and (y) above) unless an Event of Default has occurred and is continuing.

10

5.12         Intent-to-Use Trademark Applications. To the extent that any of the Trademarks consist of intent-to-use based trademark applications, if at any time Grantor commences using such Trademark in its business, Grantor shall take such actions as may be reasonably requested by Bank to convert, within the time provided by the United Stated Patent and Trademark Office, such intent-to-use trademark application to a use-based application.

6.          RIGHTS AND REMEDIES UPON DEFAULT.

6.1           If any Event of Default shall occur and be continuing, Bank may exercise in addition to all other rights and remedies granted to it under this IP Security Agreement and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event, and during the existence and continuation of an Event of Default, Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith maintain, collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof (consistent with any enforceable restrictions in Licenses to Grantor), in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Bank’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. During the period of any Event of Default, all use of the Trademarks by Grantor shall inure to the benefit of Bank. Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 6.4 hereof, Grantor remaining liable for any deficiency remaining unpaid after such application, and to the extent required by the UCC, only after so paying over such net proceeds and after the payment by Bank of any other amount required by any provision of law, need Bank account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Bank arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of Bank. Grantor agrees that Bank need not give more than ten (10) days’ notice (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to Grantor at its address set forth on the signature page hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Bank is entitled, Grantor also being liable for the reasonable fees of any attorneys employed by Bank to collect such deficiency.

11

6.2           Grantor also agrees, to pay all documented fees, costs and expenses of Bank, including, without limitation, reasonable attorneys’ fees, reasonably incurred in connection with the enforcement of any of its rights and remedies hereunder.

6.3           Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this IP Security Agreement or any Collateral.

6.4           The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Bank in the following order of priorities:

FIRST, to Bank in an amount sufficient to pay in full the reasonable costs of Bank in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances reasonably incurred or made by Bank in connection therewith, including, without limitation, reasonable attorneys’ fees;

SECOND, to Bank in an amount equal to the then unpaid Secured Obligations; and

FINALLY, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

7.          BANK’S RIGHT TO SUE. From and after the occurrence and during continuation of an Event of Default, Bank shall have a right, but shall in no way be obligated, to bring suit for past, present and future damages in its own name and for its own benefit to enforce the Copyrights, Patents, Trademarks and Licenses, and if Bank commence any such suit, Grantor shall, at the request of Bank, use commercially reasonable efforts to do any and all lawful acts and execute any and all proper documents required by Bank in aid of such enforcement.

8.          LIMITATION ON BANK’S DUTY IN RESPECT OF COLLATERAL. Bank shall deal with the Collateral in the same manner as it deals with similar property for its own account. Bank shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as Grantor requests in writing, but failure of Bank to comply with any such request shall not in itself be deemed a failure to act reasonably and no failure of Bank to do any act not so requested shall be deemed a failure to act reasonably.

12

9.          MISCELLANEOUS.

9.1           No Waiver; Cumulative Remedies.

9.1.1           Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

9.1.2           The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law. Grantor acknowledges and agrees that this IP Security Agreement is not intended to limit or restrict in any way the rights and remedies of Bank but rather is intended to facilitate the exercise of such rights and remedies. Bank shall have, in addition to all other rights and remedies given it by the terms of the Security Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the UCC. Recourse to security will not be required at any time.

9.1.3           None of the terms or provisions of this IP Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Bank.

9.2           Releases.

9.2.1           This IP Security Agreement is made for collateral purposes only. Subject to Section 9.2.2 below, at such time as the Secured Obligations shall have been paid and performed in full and Grantor has no further obligations under or with respect to the Credit Agreements, the Collateral shall be automatically released from the Liens created hereby, and this IP Security Agreement and all obligations of Bank and Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Grantor. At the request and sole expense of Grantor following any such termination, Bank shall deliver to Grantor all termination statements, releases or other instruments as may be necessary or proper to revest in Grantor (without recourse to or warranty by Bank, except for encumbrances created by Bank, provided that no such recourse or warranty shall apply to any Collateral sold or otherwise disposed of by Bank pursuant to this IP Security Agreement) full title to the Collateral granted in this IP Security Agreement, subject to any acceptance or disposition of Collateral which may have been made by Bank pursuant to this IP Security Agreement.

9.2.2           This IP Security Agreement and the security interests granted herein shall remain in full force and effect and continue to be effective if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, avoided, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is avoided, rescinded, reduced, restored or returned, the Secured Obligations and the security interests granted herein shall be reinstated and the Secured Obligations shall be deemed reduced only by such amount paid and not so avoided, rescinded, reduced, restored or returned. The provisions of this Section 9.2.2 shall survive repayment of all of the Secured Obligations, and the termination of this IP Security Agreement in any manner.

13

9.3           Successor and Assigns. This IP Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and permitted assigns of Grantor, and shall, together with the rights and remedies of Bank hereunder, inure to the benefit of Bank, any future holder of any of the Secured Obligations and their respective successors and assigns. Bank may, without cost or expense to Grantor, assign all or any part of, or any interest (undivided or divided) in, Bank’s rights and benefits under this IP Security Agreement including, without limitation, the right, title or interest in and to the Collateral. To the extent of any assignment by Bank, the assignee shall have the same rights and benefits against Grantor hereunder as it would have had if such assignee were Bank. Grantor may not assign this IP Security Agreement without the prior written consent of Bank, which consent may be granted or withheld at the sole discretion of Bank. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the lien granted to Bank hereunder.

9.4           Notices. All notifications and other communications permitted or required under this Agreement shall be in writing and shall be delivered in accordance with the terms of the Note.

9.5           Counterparts. This IP Security Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

9.6           Severability. If any provision of this IP Security Agreement is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this IP Security Agreement shall be deemed valid and enforceable to the fullest extent possible under applicable law.

9.7           Governing Law; Consent to Jurisdiction. THIS IP SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Grantor agrees that any suit for the enforcement of this IP Security Agreement may be brought in the courts of the State of New York sitting in New York County, or any federal court sitting therein, and consents to the non-exclusive jurisdiction of such courts and to service of process in any such suit being made upon the Grantor, by mail, at the address specified on the signature page of this IP Security Agreement, or at any address specified for the Grantor in any Loan Document. The Grantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

14

9.8           Waiver of Jury Trial. EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS IP SECURITY AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Grantor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Grantor (i) certifies that neither the Bank nor any representative, agent or attorney of the Bank has represented expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Bank is a party, the Bank is relying upon, among other things, the waivers and certifications contained in this Section 9.8.

9.9           Advice of Counsel. Grantor represents to Bank that Grantor’s attorneys have reviewed this IP Security Agreement and that it has discussed this IP Security Agreement with its attorneys.

9.10         Section and Heading Titles. The section and heading titles are for convenience and reference only and shall not affect in any way the interpretation of any of the provisions of this IP Security Agreement.

(Remainder of page intentionally left blank)

15

IN WITNESS WHEREOF, each of the parties hereto has caused this IP Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

IM BRANDS, LLC

By:	XCEL BRANDS, INC.
Its Manager

By:	/s/ James F. Haran
Name: James F. Haran
Title: Chief Financial Officer

ADDRESS OF GRANTOR:

Chief Executive Office

475 Tenth Avenue
New York, New York 10018

Principal Accounting Office

475 Tenth Avenue
New York, New York 10018

TYPE OF ORGANIZATION: Limited Liability Company
JURISDICTION OF ORGANIZATION: Delaware
ORGANIZATIONAL ID NUMBER: 4962792

SIGNATURE PAGE TO

IP SECURITY AGREEMENT

ACCEPTED AND ACKNOWLEDGED BY:

BANK HAPOALIM B.M.

By:	/s/ Mitchell Barnett
Name: Mitchell Barnett
Title: Senior Vice President

By:	/s/ Lavea Eisenberg
Name: Lavea Eisenberg Barnett
Title: First Vice President

ADDRESS:

1177 Avenue of the Americas
New York, New York 10036-2790
Attention: Mitchell Barnett

SIGNATURE PAGE TO

IP SECURITY AGREEMENT

Schedule A To Security Agreement

INTELLECTUAL PROPERTY

Trademarks

I. United States Trademarks

See attached.

II. Foreign

See attached.

Schedule B To Security Agreement

LICENSES

Schedule C To Security Agreement

PENDING LITIGATION

Schedule D To Security Agreement

UCC Filing Jurisdictions

➢	Delaware

Other Filings

1.	U.S. Copyright Office

A.           Upon the occurrence of an Event of Default that is continuing, Grantor agrees to execute and deliver to Bank an assignment of Copyright Licenses and Copyrights set forth in Schedules A and B hereto and hereby authorizes Bank to file the assignments with the U.S. Patent and Trademark Office (or the appropriate foreign copyright office).

B.           Grantor hereby authorizes Bank to file a copy of this IP Security Agreement with the U.S. Copyright Office for each Copyright License and Copyright set forth in Schedules A and B hereto.

2.	U.S. Patent and Trademark Office

A.           Patents. Upon the occurrence of an Event of Default that is continuing, Grantor agrees to execute and deliver to Bank conditional for each Patent License and Patent set forth in Schedule A and B hereto and hereby authorizes Bank to file the conditional assignments with the U.S. Patent and Trademark Office (or the appropriate foreign patent office).

B.           Trademarks

1.          Upon the occurrence of an Event of Default that is continuing, Grantor agrees to execute and deliver to Bank an assignment of Trademark Licenses and Trademarks set forth in Schedules A and B hereto and hereby authorizes Bank to complete and record with the U.S. Patent and Trademark (or the appropriate foreign or state office).

2.          Grantor hereby authorizes Bank to file a copy of this IP Security Agreement with the U.S. Patent and Trademark Office for each Trademark License and Trademark now or hereafter set forth in Schedules A and B hereto.

3.	Foreign Filings

Grantor shall promptly and duly execute, deliver and/or file any and all documents and instruments with any foreign recording office with respect to the Collateral and take such further action as Bank may reasonably deem necessary or desirable to perfect its security interest in the Collateral in any foreign jurisdiction, including, without limitation, any foreign patent, trademark and/or copyright office.

Schedule 4.1 To Security Agreement

Existing Liens

Schedule 4.8 To Security Agreement

Restrictions

Schedule A To Security Agreement

INTELLECTUAL PROPERTY

Trademarks

I. United States Trademarks

See attached.

Schedule A To Security Agreement

INTELLECTUAL PROPERTY

Trademarks

I. United States Trademarks

Mark	Country	(Application Number) Registration Number	(Application date) Registration Date	Class(es)	Goods/Services	Current Owner
FABTECH *	USA	(85/644,459)	(06/06/12)	25	men's and women's clothing, namely, bathing suits, belts, coats, jackets, jeans, jumpsuits, pants, parkas, shirts, shorts, sleepwear and loungewear, suits, sweaters, t-shirts, vests, socks, sweatshirts, tops, trousers, bottoms, hooded shirts and sweatshirts; women's clothing, namely, dresses, hosiery, leggings, skirts, tights, knee highs, panty hose; women's intimate apparel, namely, bras, slips, camisoles, and panties; shapewear, namely, girdles, body shapers, bodysuits, lingerie, and hosiery; men's clothing, namely, dress shirts and neckwear; men's and women's footwear	IM Brands, LLC
FABULOUS ISAAC MIZRAHI *	USA	(85/753,799)	(10/15/2012)	9	Shower gels; anti-bacterial soaps; anti-bacterial bath gels; body oils; perfumed bath and body soaps; skin cleansers; skin lotions and moisturizers; skin creams; fragrances and scented body lotions, shower gels, after shaves, deodorants for personal use, and body creams, skin cleansing creams and non-medicated skin creams; perfumed powders; potpourris; scented room and linen sprays; perfume	IM Brands, LLC

I (STYLIZED) *	USA	(85/539,139)	(02/10/12)	9, 18, 25

9) eyewear; eyeglasses; sunglasses; eyeglass frames; opera glasses; spectacles; eyeglass, sunglass and spectacle cases; eyeglass, sunglass and spectacle straps; eyeglass, sunglass and spectacle chains; related accessories, namely, hard cases for eyewear, soft pouches for eyewear and lens cloths; parts and fittings for eyeglasses, sunglasses and spectacles

18leather and imitations of leather, and goods made of these materials and not included in other classes, namely, handbags, carrying cases and wallets; all-purpose sports and athletic bags; beach, book, carry-on, duffel, diaper, gym, leather shopping, shoulder, tote and travel bags; fanny packs and waist packs; backpacks; knapsacks; purses; garment bags for travel; satchels; luggage; luggage tags; trunks; suitcases; hat boxes for travel not of paper or cardboard; cosmetic cases and bags sold empty; toiletry and vanity cases sold empty; tool bags sold empty; attaché cases; briefcases; briefcase-type portfolios; document cases; men's clutches; business cases; business card cases; calling and credit card cases; key cases; leather key chains; wallets; banknote holders; billfolds; umbrellas; parasols; walking sticks

25) clothing, namely, belts, jackets, gloves, dresses, coats, sweaters, tights, leggings, socks, shirts and neckties; footwear; headgear, namely, hats and caps

						IM Brands, LLC
IM & DESIGN *	USA	3,928,761	03/08/11	25	Women's Clothing, namely, suits, coats, jackets, pants, slacks, trousers, dresses, gowns, jumpsuits, blouses, skirts, hosiery, tights, stockings, jeans, shorts, shirts, sweaters, vests, t-shirts, overalls, swimsuits, socks and underwear in the nature of briefs and tops, bras and panties, lingerie, hats, scarves and gloves	IM Brands, LLC
ISAAC MIZRAHI*	USA	3,942,020	04/05011	35	Retail store and on-line retail store services featuring apparel, accessories, fragrances and cosmetics	IM Brands, LLC
ISAAC MIZRAHI*	USA	3,938,988	03/29/11	17	Costume jewelry; jewelry	IM Brands, LLC
ISAAC MIZRAHI*	USA	(77/738086)	(05/15/09)	3	Cosmetics; Cosmetics and make-up; Cosmetics in general, including perfumes	IM Brands, LLC

ISAAC MIZRAHI*	USA	(85/649206)	(06/12/12)	3	hair shampoos and conditioners, hair care preparations, hair sprays and hair gels, hair straightening preparations, hair styling preparations	IM Brands, LLC
ISAAC MIZRAHI*	USA	(85/597421)	(04/13/12)	3, 4, 8, 9, 11, 18, 20, 21, 22, 24, 25, 27, & 31

3) shower gels; anti-bacterial soaps; anti-bacterial gels; body oils; perfumed bath and body soaps; skin cleansers; lotions and moisturizers; creams; fragrances and scented body lotions, shower gels, after shaves, deodorants, and creams; perfumed powders; potpourris; scented room and linen sprays

4) scented candles

8) flatware, namely, knives, forks, and spoons

9) battery and car chargers; carrying cases, holders, protective cases and stands featuring power supply connectors, adaptors, speakers and battery charging devices, specially adapted for use with handheld electronic devices, namely, electronic readers, smart phones, tablets, and laptops; digital cameras; ear buds; eyewear; headphones; micro speakers; power supply connectors and adaptors for use with personal electronic devices, namely, electronic readers, smart phones, tablets, and laptops; protective covers specially adapted for personal electronic devices, namely, electronic readers, smart phones, tablets, and laptops; reading glasses; solar recharging devices; USB storage devices; video and cam recorders

11) chandeliers; dispensing units for air fresheners, namely, diffusers, plug-ins, and stick-ups; table and floor lamps

14) timepieces; women's and men's cuff bracelets

16) blank journals; hard and soft storage boxes; disposable paper products, namely, paper napkins and paper towels; guest books; hat boxes; lunch bags; lunch bags made of textile; paper weights; wedding albums

						IM Brands, LLC

18) backpacks, knapsacks, business totes, cooler bags, tote bags, cross-body bags, flat bags, diaper bags, duffle bags, gym bags, handbags, luggage, messenger bags, shopping totes, grocery totes, tote bags, travel bags and matching cosmetic bags and cases sold empty; small leather goods, namely, key cases, pouches, and business and credit card holders; collars for pets; pet collar accessories, namely, bells, silencers, safety lights and blinkers, pendants, charms, and tags; pet products, namely, pet restraining devices consisting of leashes, collars, harnesses, restraining straps, and leashes with locking devices; pet leashes; leather leashes; pet beds

20) accent furniture; bath accessories, namely, shower curtain hooks; baby changing mats; decorative pillows; decorative window hardware; hangers for cloths and coats; hanging shoe and other closet hanging rack devices; picture frames; sleeping pillows
21) bakeware; bath accessories, namely, cotton ball jars, lotion pumps, soap dishes, toothbrush holders, wastebaskets; cookware; dinnerware, namely, accessories and mugs; disposable paper products, namely, serving ware, platters, plates, cups; drinking glasses, namely, tumblers; glassware for beverages; ironing board covers; kitchen utensils; laundry hampers for household use; lint rollers; napkin rings; paper towel holders; plates, bowls, cups, and serving platters made of melamine; thermally insulated bags and containers for food and beverage; towel drying racks; utensils for barbecues, namely, forks, tongs, and turners; reusable plastic, glass, and aluminum water bottles sold empty; plastic cups, plates, and silverware, namely, knives, forks, and spoons; household storage containers for pet food

22) laundry bags

24) bath accessories, namely, shower curtains; bath sheets; bath towels; beach towels; bed sheets; blankets; comforters; coverlets; duvet covers; fingertip towels; hand towels; kitchen curtains; kitchen towels; newborn and infant accessories, namely, blankets and washcloths; oven mitts; pillowcases; pot holders; quilts; shams; table linens and table cloths made of textile, namely, table cloths, fabric table napkins, placemats, and fabric table runners; throws; towels; washcloths; window curtains; window scarves; window treatments in the nature of window panels; window valences

25) aprons; bibs; bridal apparel and accessories; children's and infant's apparel; footwear not for sports; men's and women's belts; men's dress shirts; men's neckwear; shapewear, namely, girdles, body shapers, bodysuits, lingerie, and hosiery; men's and women's sleepwear and loungewear; wedding gowns; women's day and evening dresses; women's footless and footed tights, stockings, leggings, knee highs, and hosiery; men's and women's hooded shirts and sweatshirts; women's intimate apparel, namely, bras, slips, camisoles, and panties; men's and women's jackets; men's and women's knit bottoms, tops, and trousers; men's and women's woven bottoms, tops, and trousers; men's and women's outerwear; men's and women's socks; men's and women's soft and tailored suits; men's and women's sweatshirts

27) bath mats; rugs

					31) pet food
ISAAC MIZRAHI*	USA	3,293,902	09/18/07	18	Leather goods, namely, hand bags, attaché cases, briefcases, tote bags, luggage, knapsacks, wallets, change purses, business and credit card cases	IM Brands, LLC
ISAAC MIZRAHI*	USA	3,293,901	09/18/07	25	Clothing, namely, jeans, parkas, belts, hosiery, and leggings; footwear, shoes, sandals, and boots	IM Brands, LLC
ISAAC MIZRAHI*	USA	2,150,771	04/14/98	9, 25

9) eye glass frames and sunglasses

25) clothing, namely, bathing suits, boots, coats, dresses, jackets, jeans, jumpsuits, leggings, pants, parkas, sandals, shirts, shoes, shorts, skirts, suits, sweaters, T-shirts and vests

						IM Brands, LLC
ISAACMIZRAHILIVE*	USA	4,079,221	01/03/12	35	On-line retail store services featuring clothing and shoes, home products, jewelry and accessories	IM Brands, LLC
ISAACMIZRAHILIVE*	USA	3,935,410	03/22/11	25	Belts for clothing; Blouses; Coats; Denim jackets; Denims; Dress suits; Dresses; Footwear; Gloves; Hats; Jeans; Lingerie; Nightwear; Pants; Scarves; Shirts; Shoes; Skirts; Sweaters; Swimwear; Wedding dresses	IM Brands, LLC
ISAACMIZRAHILIVE*	USA	(85/207090)	(12/29/10)	18	(Based on Use in Commerce) Clutch bags; Handbags, purses and wallets; Tote bags (Based on Intent to Use) Briefcases and attaché cases; Luggage	IM Brands, LLC
ISAACMIZRAHILIVE*	USA	4,079,210	01/03/12	24	Bath linen; Bed and table linen; Bed blankets; Bed covers; Bed skirts; Bed spreads; Bed throws; Dining linens; Household linen, including face towels; Table linen	IM Brands, LLC

ISAACMIZRAHILIVE*	USA	4,079,216	01/03/12	21	Coffee cups, tea cups and mugs; Coffee pots not of precious metal; Containers for household or kitchen use not of precious metal; Cookware, namely, pots and pans; Dishes and plates; Glass beverageware; Glass bowls; Tea pots not of precious metal	IM Brands, LLC
ISAAC MIZRAHI LIVE & DESIGN*	USA	3,948,520	04/19/11	41	Entertainment in the nature of on-going television programs in the field of fashion, cooking, home care, entertaining, decorating, entertainment and human interest	IM Brands, LLC
ISAAC MIZRAHI LIVE & DESIGN*	USA	(77/786031)	(07/21/09)	18, 25

18) briefcases; carry-all bags; clutch bags; handbags, purses and wallets; luggage; umbrellas

25) aprons; beachwear; belts; coats; dresses; footwear; foundation garments; fur coats and jackets; gloves; hats; hosiery; jackets; jeans; men's and women's jackets, coats, trousers, vests; neckwear; pants; shirts; skirts; suits; undergarments

						IM Brands, LLC

ISAAC MIZRAHI JEANS*	USA	(85/644459) should be 85644456 this serial number is for the trademark FABTECH not ISAAC MIZRAHI JEANS	(06/06/12)	9, 18, 25

9) eyewear; eyeglasses; sunglasses; eyeglass frames; opera glasses; spectacles; eyeglass, sunglass and spectacle cases; eyeglass, sunglass and spectacle straps; eyeglass, sunglass and spectacle chains; related accessories, parts and fittings for eyewear

18) backpacks, knapsacks, business totes, cooler bags, tote bags, cross-body bags, flat bags, diaper bags, duffle bags, gym bags, handbags, luggage, messenger bags, shopping totes, grocery totes, tote bags, travel bags and matching cosmetic bags and cases sold empty; small leather goods, namely, key cases, pouches, and business and credit card holders

25) men's and women's clothing, namely, bathing suits, belts, coats, jackets, jeans, jumpsuits, pants, parkas, shirts, shorts, sleepwear and loungewear, suits, sweaters, t-shirts, vests, socks, sweatshirts, tops, trousers, bottoms, hooded shirts and sweatshirts; women's clothing, namely, dresses, hosiery, leggings, skirts, tights, knee highs, panty hose; women's intimate apparel, namely, bras, slips, camisoles, and panties; shapewear, namely, girdles, body shapers, bodysuits, lingerie, and hosiery; men's clothing, namely, dress shirts and neckwear; men's and women's footwear

IM Brands, LLC

ISAAC MIZRAHI NEW YORK*	USA	(85/539136)	(02/10/12)	9, 18, 25

9) eyewear; eyeglasses; sunglasses; eyeglass frames; opera glasses; spectacles; eyeglass, sunglass and spectacle cases; eyeglass, sunglass and spectacle straps; eyeglass, sunglass and spectacle chains; related accessories, namely, hard cases for eyewear, soft pouches for eyewear and lens cloths; parts and fittings for eyeglasses, sunglasses and spectacles

18) leather and imitations of leather, and goods made of these materials and not included in other classes, namely, handbags, carrying cases and wallets; all-purpose sports and athletic bags; beach, book, carry-on, duffel, diaper, gym, leather shopping, shoulder, tote and travel bags; fanny packs and waist packs; backpacks; knapsacks; purses; garment bags for travel; satchels; luggage; luggage tags; trunks; suitcases; hat boxes for travel not of paper or cardboard; cosmetic cases and bags sold empty; toiletry and vanity cases sold empty; tool bags sold empty; attaché cases; briefcases; briefcase-type portfolios; document cases; men's clutches; business cases; business card cases; calling and credit card cases; key cases; leather key chains; wallets; banknote holders; billfolds; umbrellas; parasols; walking sticks

25) clothing, namely, belts, jackets, gloves, dresses, coats, sweaters, tights, leggings, socks, shirts and neckties; footwear; headgear, namely, hats and caps

						IM Brands, LLC
MISCELLANEOUS DESIGN*	USA	3,354,162	12/11/07	18	Shoulder, tote and travel bags; purses; satchels	IM Brands, LLC

MISCELLANEOUS DESIGN*	USA	3,931,846	03/15/11	25	belts for clothing; coats; denims; dress suits; dresses; fur coats; men's and women's jackets, coats, trousers, vests; pants; shirts; shoes; skirts; t-shirts	IM Brands, LLC
MISCELLANEOUS DESIGN*	USA	(85/247619)	(02/21/11)	18	(Based on Use in Commerce) Handbags, purses and wallets(Based on Intent to Use) Luggage; Tote bags	IM Brands, LLC

MISCELLANEOUS DESIGN*	USA	(85/539141)	(02/10/12)	9, 18, 25

9) eyewear; eyeglasses; sunglasses; eyeglass frames; opera glasses; spectacles; eyeglass, sunglass and spectacle cases; eyeglass, sunglass and spectacle straps; eyeglass, sunglass and spectacle chains; related accessories, namely, hard cases for eyewear, soft pouches for eyewear and lens cloths; parts and fittings for eyeglasses, sunglasses and spectacles

18) leather and imitations of leather, and goods made of these materials and not included in other classes, namely, handbags, carrying cases and wallets; all-purpose sports and athletic bags; beach, book, carry-on, duffel, diaper, gym, leather shopping, shoulder, tote and travel bags; fanny packs and waist packs; backpacks; knapsacks; purses; garment bags for travel; satchels; luggage; luggage tags; trunks; suitcases; hat boxes for travel not of paper or cardboard; cosmetic cases and bags sold empty; toiletry and vanity cases sold empty; tool bags sold empty; attaché cases; briefcases; briefcase-type portfolios; document cases; men's clutches; business cases; business card cases; calling and credit card cases; key cases; leather key chains; wallets; banknote holders; billfolds; umbrellas; parasols; walking sticks

25) clothing, namely, belts, jackets, gloves, dresses, coats, sweaters, tights, leggings, socks, shirts and neckties; footwear; headgear, namely, hats and caps

						IM Brands, LLC
STYLOCRACY*	USA	(85/701615)	(8/13/2012)	25	men's and women's clothing, namely, bathing suits, belts, coats, jackets, jeans, jumpsuits, pants, parkas, shirts, shorts, sleepwear and loungewear, suits, sweaters, t-shirts, vests, socks, sweatshirts, tops, trousers, bottoms, hooded shirts and sweatshirts; women's clothing, namely, dresses, hosiery, leggings, skirts, tights, knee highs, panty hose; women's intimate apparel, namely, bras, slips, camisoles, and panties; shapewear, namely, girdles, body shapers, bodysuits, lingerie, and hosiery; men's clothing, namely, dress shirts and neckwear; men's and women's footwear	IM Brands, LLC

II. Foreign

See attached.

II. Foreign Trademarks

ISAAC MIZRAHI *	Canada	TMA419,374	11/12/93	N/A	Clothing, namely suits, coats, jackets, pants, slacks, trousers, dresses, gowns, jumpsuits, blouses, skirts, hosiery, panty hose, tights, stockings, jeans, shorts, shirts, sweaters, vests, t-shirts, overalls, swimsuits, socks, underwear briefs and tops, bras and panties, lingerie, hats, scarves and gloves	IM Brands, LLC
ISAAC MIZRAHI	Canada	(0622158 01)	(03/21/12)	N/A

Eyewear; eyeglasses; sunglasses; eyeglass frames; opera glasses; spectacles; eyeglass, sunglass and spectacle cases; eyeglass, sunglass and spectacle straps; eyeglass, sunglass and spectacle chains; related accessories, parts and fittings included in this class for all the aforesaid goods

Leather and imitations of leather, and goods made of these materials and not included in other classes; all-purpose sports and athletic bags; beach, book, carry-on, duffel, diaper, gym, leather shopping, shoulder, tote, shopping, grocery, and travel bags; fanny packs and waist packs; backpacks; knapsacks; messenger bags; cross-body and flat bags; purses; garment bags for travel; diaper bags; satchels; luggage; luggage tags; travel bags and related/matching cosmetic bags and cases; trunks; suitcases; hat boxes for travel not of paper or cardboard; cosmetic cases and bags sold empty; toiletry and vanity cases sold empty; tool bags sold empty; attaché cases; briefcases; briefcase-type portfolios; document cases; men's clutches; business cases; business card cases; calling and credit card cases; key cases; leather key chains; wallets; banknote holders; billfolds; umbrellas; parasols; walking sticks

Thermally insulated bags, including lunch bags, cooler bags, and tote bags; insulated water bottles; hydration products including water bottles.

Diaper changing mat/pad

IM Brands, LLC

ISAAC MIZRAHI	Chile	1,027,657	(10/2/2012)	9, 18, 25

9) eyewear; eyeglasses; sunglasses; eyeglass frames; opera glasses; spectacles; eyeglass, sunglass and spectacle cases; eyeglass, sunglass and spectacle straps; eyeglass, sunglass and spectacle chains; related accessories, parts and fittings included in this class for all the aforesaid goods

18) leather and imitations of leather, and goods made of these materials and not included in other classes; all-purpose sports and athletic bags; beach, book, carry-on, duffel, diaper, gym, leather shopping, shoulder, tote and travel bags; fanny packs and waist packs; backpacks; knapsacks; purses; garment bags for travel; satchels; luggage; luggage tags; trunks; suitcases; hat boxes for travel not of paper or cardboard; cosmetic cases and bags sold empty; toiletry and vanity cases sold empty; tool bags sold empty; attaché cases; briefcases; briefcase-type portfolios; document cases; men's clutches; business cases; business card cases; calling and credit card cases; key cases; leather key chains; wallets; banknote holders; billfolds; umbrellas; parasols; walking sticks

25) clothing, footwear, headgear

					IM Brands, LLC
ISAAC MIZRAHI	China	(A0029834)	(05/15/12)	9, 18, 25

9) eye glass frames and sunglasses

18) Leather goods, namely, hand bags, attaché cases, briefcases, tote bags, luggage, knapsacks, wallets, change purses, business and credit card cases

25) Leather goods, namely, hand bags, attaché cases, briefcases, tote bags, luggage, knapsacks, wallets, change purses, business and credit card cases

					IM Brands, LLC

ISAAC MIZRAHI	CTM	5,248,638	07/20/07	9, 18, 25

9) Eyewear; eyeglasses; sunglasses; eyeglass frames; opera glasses; spectacles; eyeglass, sunglass and spectacle cases; eyeglass, sunglass and spectacle straps; eyeglass, sunglass and spectacle chains; related accessories, parts and fittings included in this class for all the aforesaid goods

18) Leather and imitations of leather, and goods made of these materials and not included in other classes; all-purpose sports and athletic bags; beach, book, carry-on, duffel, diaper, gym, leather shopping, shoulder, tote and travel bags; fanny packs and waist packs; backpacks; knapsacks; purses; garment bags for travel; satchels; luggage; luggage tags; trunks; suitcases; hat boxes for travel not of paper or cardboard; cosmetic cases and bags sold empty; toiletry and vanity cases sold empty; tool bags sold empty; attaché cases; briefcases; briefcase-type portfolios; document cases; men's clutches; business cases; business card cases; calling and credit card cases; key cases; leather key chains; wallets; banknote holders; billfolds; umbrellas; parasols; walking sticks

25) Clothing, footwear, headgear

Im Ready-Made, LLC

ISAAC MIZRAHI	Hong Kong	(302192869)	(03/16/12)	9, 18, 25

9) Eyewear; eyeglasses; sunglasses; eyeglass frames; opera glasses; spectacles; eyeglass, sunglass and spectacle cases; eyeglass, sunglass and spectacle straps; eyeglass, sunglass and spectacle chains; related accessories, parts and fittings included in this class for all the aforesaid goods

18) Leather and imitations of leather, and goods made of these materials and not included in other classes; all-purpose sports and athletic bags; beach, book, carry-on, duffel, diaper, gym, leather shopping, shoulder, tote and travel bags; fanny packs and waist packs; backpacks; knapsacks; purses; garment bags for travel; satchels; luggage; luggage tags; trunks; suitcases; hat boxes for travel not of paper or cardboard; cosmetic cases and bags sold empty; toiletry and vanity cases sold empty; tool bags sold empty; attaché cases; briefcases; briefcase-type portfolios; document cases; men's clutches; business cases; business card cases; calling and credit card cases; key cases; leather key chains; wallets; banknote holders; billfolds; umbrellas; parasols; walking sticks

25) Clothing, footwear, headgear

					IM Brands, LLC
ISAAC MIZRAHI	International	1,122,994	(05/15/12)	9, 18, 25

9) eye glass frames and sunglasses

18) Leather goods, namely, hand bags, attaché cases, briefcases, tote bags, luggage, knapsacks, wallets, change purses, business and credit card cases

25) Leather goods, namely, hand bags, attaché cases, briefcases, tote bags, luggage, knapsacks, wallets, change purses, business and credit card cases

					IM Brands, LLC

ISAAC MIZRAHI	Japan	5,114,834	02/29/2008	9, 18, 25

9) Eyewear; eyeglasses; sunglasses; eyeglass frames; opera glasses; spectacles; eyeglass, sunglass and spectacle cases; eyeglass, sunglass and spectacle straps; eyeglass, sunglass and spectacle chains; related accessories, parts and fittings included in this class for all the aforesaid goods

18) Leather and imitations of leather, and goods made of these materials and not included in other classes; all-purpose sports and athletic bags; beach, book, carry-on, duffel, diaper, gym, leather shopping, shoulder, tote and travel bags; fanny packs and waist packs; backpacks; knapsacks; purses; garment bags for travel; satchels; luggage; luggage tags; trunks; suitcases; hat boxes for travel not of paper or cardboard; cosmetic cases and bags sold empty; toiletry and vanity cases sold empty; tool bags sold empty; attaché cases; briefcases; briefcase-type portfolios; document cases; men's clutches; business cases; business card cases; calling and credit card cases; key cases; leather key chains; wallets; banknote holders; billfolds; umbrellas; parasols; walking sticks

25) Clothing, footwear, headgear

						Isaac Mizrahi & Co., L.P.
ISAAC MIZRAHI	South Korea	(A0029834)	(05/15/12)	9, 18, 25

9) eye glass frames and sunglasses

18) Leather goods, namely, hand bags, attaché cases, briefcases, tote bags, luggage, knapsacks, wallets, change purses, business and credit card cases

25) Leather goods, namely, hand bags, attaché cases, briefcases, tote bags, luggage, knapsacks, wallets, change purses, business and credit card cases

						IM Brands, LLC
ISAAC MIZRAHI	South Korea	40-0254273-0000	04/09/03	18		Isaac Mizrahi & Co., L.P.
ISAAC MIZRAHI	Mexico	(1249173)	(02/14/12)	9	eyeglasses, and goggles; spectacles; sunglasses; frames lens, opera glasses, goggles [optical] eyeglass cases, sunglasses and goggles; laces and belts lens, sunglasses and goggles; chains lens, sunglasses and eyeglasses	IM Brands, LLC

ISAAC MIZRAHI	Mexico	(1249172)	(02/14/12)	18	leather and imitations of leather, goods made from these materials, not included in other classes; bags multi sports and athletics, beach bags for books, bags, canvas, diaper, gym, shopping for leather, loaded for shoulder, and travel of asa; cangureras bags and hung on the waist, backpacks, backpacks hung on the shoulders; purses; garment; portfolios; suitcases; identifiers for luggage, traveling trunks, valises; leather travel milliners; tester for cosmetics, sold empty, toiletry cases sold empty, tool bags sold empty, attaché cases, briefcases; glove case type, briefcases, handbags for man; cases business; card cases (holding) for business cards; tarjetereos (holding) phone card and credit, key cases, portfolios, wallets; umbrellas, parasols, walking sticks	IM Brands, LLC
ISAAC MIZRAHI	Mexico	(1249171)	(02/14/12)	25	Apparel, footwear, headgear	IM Brands, LLC

Schedule B To Security Agreement

LICENSES

Licensor	Licensee	Agreement Date
IM Brands, LLC	QVC, Inc.	06/05/09
IM Brands, LLC	QVC, Inc. and Fifth & Pacific	10/07/09
IM Brands, LLC	QVC. Inc.	01/28/10
IM Brands, LLC	Accessory Exchange LLC	06/01/11
IM Brands, LLC	B. Robinson Optical Inc.	07/11/11
IM Brands, LLC	Bijou International Corporation	12/15/11
IM Brands, LLC	bon bebe Inc. (International Intimates d/b/a)	07/15/11
IM Brands, LLC	Burma Bibas, Inc.	11/03/11
IM Brands, LLC	Cloudbreak Group, LLC	09/26/11
IM Brands, LLC	Clover II Corporation	12/22/11
IM Brands, LLC	Fisher Footwear	07/26/11
IM Brands, LLC	Fleet Street, Ltd.	12/12/11
IM Brands, LLC	Gibson Overseas Inc.	07/06/11
IM Brands, LLC	International Intimates, Inc.	06/30/11
IM Brands, LLC	Jay Franco & Sons	07/01/11
IM Brands, LLC	Kleinfeld Bridal Corp.	10/12/11
IM Brands, LLC	MZ Berger & Company	06/01/11
IM Brands, LLC	Regal Home Collections, Inc.	07/01/11
IM Brands, LLC	United Legwear Company, LLC	06/01/11
IM Brands, LLC	Huhtamaki Inc.	01/18/12
IM Brands, LLC	Collection Jeans Licensing, LLC	02/09/12
IM Brands, LLC	IM Clothing, LLC (Jump)	02/10/12
IM Brands, LLC	Zeikos, Inc.	02/14/12
IM Brands, LLC	Weingeroff	02/24/12
IM Brands, LLC	Safavieh	02/24/12
IM Brands, LLC	Eccolo, Ltd.	03/20/12
IM Brands, LLC	Roma Industries, LLC	04/02/12
IM Brands, LLC	Kennedy International Inc.	03/30/12
IM Brands, LLC	Elite Brands, Inc.	04/05/12
IM Brands, LLC	PetEdge, Inc.	05/29/12
IM Brands, LLC	Marietta Corporation	04/21/12
IM Brands, LLC	Glove It, LLC	07/18/12
IM Brands, LLC	Bardwil Industries, Inc.	07/24/12
IM Brands, LLC	Jerry Leigh of California, Inc.	08/08/12
IM Brands, LLC	Xile Beauty Group, LLC	08/08/12
IM Brands, LLC	Roma Industries, LLC	08/27/12
IM Brands, LLC	RFA Group, LLC	10/12/12
IM Brands, LLC	Chefworks, Inc.	12/17/12
IM Brands, LLC	Gin & Tonic, LLC (Ezrasons)	12/18/12
IM Brands, LLC	Panmoda Corporation	01/01/13
IM Brands, LLC	Synclaire Brands, Inc.	01/28/13
IM Brands, LLC	American Exchange Apparel Group	02/18/13

Licensor	Licensee	Agreement Date
IM Brands, LLC	The Fancy (Thing Daemon Inc.)	02/04/13
IM Brands, LLC	Tweezerman International LLC	03/14/13
IM Brands, LLC	Dodocase, Inc.	03/18/13
IM Brands, LLC	Universal Yarns, Inc. d/b/a Premier Yarns	04/10/13
IM Brands, LLC	Fabricut (S. Harris)	02/04/05
IM Brands, LLC	KLL Dolls, LLC d/b/a Alexander Doll Company	05/06/13
IM Brands, LLC	Revive Designer Bathrooms, LLC	05/23/13
IM Brands, LLC	Johnson & Johnson Consumer Products Company	05/30/13
IM Brands, LLC	Thomasville Furniture Industries, Inc.	06/04/13
IM Brands, LLC	SBIM LLC (Signal Products)	06/10/13
IM Brands, LLC	The Gem Group Inc. d/b/a Gemline	07/16/13
IM Brands, LLC	Kimberly-Clark Global Sales LLC	07/18/13